Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166136 of Biglari Holdings Inc. on Form S-8 of our report dated June 29, 2018, relating to the financial statements and supplemental schedules of The Steak n Shake 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of The Steak n Shake 401(k) Savings Plan for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

 Indianapolis, Indiana

June 29, 2018